UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2012 (March 16, 2012)

American Realty Capital New York Recovery REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-163069	27-1065431
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices)
(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

1100 Kings Highway

On March 19, 2012, the board of directors of American Realty Capital New York Recovery REIT, Inc. (the “Company”) approved the Company’s entry, through its sponsor, into a purchase and sale agreement to acquire the fee simple interest in three parcels of real estate located at 1100 Kings Highway in Brooklyn, New York. The sellers of the property are 1100-1114 Kings Highway LLC, 2067-2073 Coney Island Avenue LLC and 2067-2073 Coney Island Avenue LLC. The sellers do not have a material relationship with the Company and the acquisition is not an affiliated transaction.

Pursuant to the terms of the purchase and sale agreement, the Company’s obligation to close upon the acquisition is subject to its satisfactory completion of a due diligence review of the property in addition to other customary conditions to closing. Although the Company believes that the acquisition of the property is probable, there can be no assurance that the acquisition will be consummated. The purchase and sale agreement contains customary representations and warranties by the sellers.

The property contains 60,810 rentable square feet, including four retail spaces and one office space. The property is 100% leased to five tenants– The Dress Barn Inc. (a brand of Ascena Retail Group, Inc.) (NASDAQ: ASNA); JPMorgan Chase & Co. (NYSE: JPM), which carries an investment grade ratings as determined by major credit rating agencies; Annie Sez (a brand of Big M, Inc.); DEJ Associates, Inc. (known as Special Touch Home Care Services, Inc.); and Home Décor Furniture and Lighting.

The following table provides, for each of the leases to the five major tenants, information relating to lease commencement and termination dates, approximate rentable square footage and approximate annualized effective rental income.

Tenant	Lease Commencement Date	Lease Termination Date	Approximate Rentable Square Footage	Approximate Annualized Effective Rental Income	Rental Escalations	Renewal Options
JPMorgan Chase & Co.	June 2009	March 2025	6,385	$660,000	Rental escalation of 6% in the 6th year of the lease; rental escalation of 12.5% in the 11th year of the lease.	Three five-year options

The Dress Barn Inc.	March 2012	June 2022	13,692	$726,100	Rental escalation of 5.5% in the 6th year of the lease.	Two five-year options

Big M, Inc.	January 2008	December 2017	13,481	$426,000	Rental escalation of 10.0% in the 6th year of the lease.	Four five-year options

DEJ Associates, Inc.	October 2008	September 2018	18,000	$374,300	Rental escalation of 6.0% in the 3rd, 5th, 7th and 9th years of the lease.	None

Home Décor Furniture and Lighting	October 2007	September 2017	9,252	$165,500	Annual rental escalations of 2%.	None

The contract purchase price of the property is approximately $36.7 million, exclusive of closing costs. The Company intends to fund 50% of the purchase price with proceeds from its ongoing initial public offering and the remaining 50% with a first mortgage loan from a lender yet to be identified at an estimated 50% loan-to-value ratio. There is no assurance that the Company will be able to secure financing on terms that it deems favorable or at all.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 16, 2012, the Company closed the acquisition of the fee-simple interest in three commercial condominiums located at 350 West 42nd Street in the Midtown neighborhood of Manhattan, New York. The Company acquired the property though an indirect wholly owned subsidiary of its operating partnership. The seller of the property is Extell Orion Holdings LLC. The seller does not have a material relationship with the Company and the acquisition is not an affiliated transaction.

The property is 100% leased to three tenants and contains 41,772 rentable square feet. The property consists of one parking garage unit (the “Parking Garage Unit”) and two ground floor retail units (“Retail Unit A” and “Retail Unit B,” respectively). Subject to the tenant’s right of first refusal, which expires on or about March 29, 2012, the Company will acquire one storage unit at the property (the “Storage Unit”).

The Parking Garage Unit contains 34,979 rentable square feet and is currently leased to 42 Parking LLC. TMO Parent LLC (known as Icon Parking Systems) has guaranteed the tenant’s obligations under the lease and operates over 185 parking facilities in Manhattan. The Parking Unit includes space for approximately 184 automobiles. The lease commenced in April 2007 and has a 20-year term, expiring in April 2027. The lease contains fixed annual rental escalations of 2.2% during the primary lease term. The lease contains no renewal options. The annualized rental income is approximately $1,049,000.

Retail Unit A contains 1,227 rentable square feet and is currently master leased by the seller until the earlier of: (i) nine months from the date of closing of the acquisition and (ii) the execution of a lease for Retail Unit A. Starbucks Corporation, which is rated by major credit rating agencies, has executed a letter of intent for a 10-year lease (with an option to terminate in the 6th year of the lease term), which would provide for annualized rental income of approximately $162,000. The lease would contain one fixed rental escalation of 10% in the sixth year of the primary lease term. The lease would contain a one-time right by the tenant to terminate the lease on the 59th month of the lease term, if the tenant provides 210 days’ advance notice and pays to the Company, as landlord, the amortized amount of all costs incurred in connection with the construction of Retail Unit A and certain other costs. The lease would also contain one five-year renewal option. The current master lease with the seller provides for an annualized rental income at the same level.

Retail Unit B contains 5,566 rentable square feet and is currently leased to 350-42 Fruits & Vegetables Corp. (known as Well Green Market II). The lease commenced in February 2012 and has a 15-year term, expiring in February 2027. The lease contains fixed annual rental escalations of 3.0% commencing in the third year of the primary lease term. The lease contains no renewal options. The annualized rental income is approximately $528,000.

The Storage Unit contains 1,002 rentable square feet and is currently leased to The Orion Condominium. The lease commenced in January 2011 and has a 30-year term, expiring in December 2040. The lease contains fixed annual rental escalations of 2.0% during the primary lease term. The lease contains one 19-year renewal option. The annualized rental income is approximately $48,000.

 The contract purchase price of the property was approximately $19.8 million, exclusive of closing costs. The Company funded purchase price with proceeds from the Company’s ongoing initial public offering. The Company may seek to obtain financing on the property post-closing. However, there is no assurance that the Company will be able to secure financing on terms that it deems favorable or at all.

Item 8.01. Other Events.

On March 21, 2012, the Company issued a press release, attached hereto as Exhibit 99.1, announcing the closing of the Company’s acquisition of the property located at 350 West 42nd Street on March 16, 2012. The press release is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)(4)	The audited and unaudited financial statements relating to the 350 West 42nd Street property described in Item 2.01, required by Rule 3-14 of Regulation S-X are not included in this Current Report on Form 8-K. The Company will file such financial statements with the U.S. Securities and Exchange Commission within 71 calendar days after the date that this Current Report on Form 8-K must be filed, or June 1, 2012.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated March 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

Date: March 21, 2012	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors